Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003, accompanying the consolidated financial statements included in the Annual Report of Atrion Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Atrion Corporation and Subsidiaries on Forms S-8 (File No. 33-61309, File No. 333-56511, File No. 333-56509 and File No. 333-63318).


/s/ GRANT THORNTON LLP

Dallas, Texas
March 13, 2003


                                      -54-